Exhibit 99.1

AdaptHealth Appoints Crispin Teufel as New Chief Executive Officer

PLYMOUTH MEETING, Pa. – June 27, 2023 - AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”), a national leader in providing patient-centered, healthcare-at-home solutions, including home medical equipment, medical supplies and related services, announced today that its Board of Directors has named Crispin Teufel as Chief Executive Officer. Teufel is expected to assume the role on September 1, 2023.

Crispin Teufel, 47, has served as the Chief Executive Officer of Lincare Holdings Inc., a leading national provider of in-home respiratory care with over 700 locations in 48 states, since July 2017. Previously, Mr. Teufel served as the Chief Financial Officer of Lincare from 2013 to 2019 and as a Finance Director for Linde Engineering in Germany from 2011 to 2013. Prior to joining Linde in 2005, Mr. Teufel began his career with financial roles at PWC and Arthur Andersen. Mr. Teufel currently serves on the Board of Directors of Bellerophon Therapeutics, a clinical-stage biotherapeutics company, and as the Chairman of the Board of the German American Chamber of Commerce of the South. Mr. Teufel holds an MBA in Economics from Ruhr University Bochum, Germany, is a Certified Public Accountant and is a German Tax Advisor.

“We are quite pleased to be announcing the appointment of Crispin Teufel as the next Chief Executive Officer of AdaptHealth,” said Mr. Barasch. “Crispin is the ideal candidate to lead AdaptHealth in its mission to transform care by keeping patients healthy in their homes. We are fortunate to have found such an experienced executive with deep industry understanding and a proven track record of success. The Board and I are confident that he will lead this organization to future success.”

“AdaptHealth has established itself as a leader in the industry and I am honored to be assuming the role of CEO at this pivotal time as the company enters the next era of at-home care. Together with the entire Adapt team and Board of Directors, I look forward to leveraging my expertise in the space to foster innovation and deliver value to the Company’s customers and stakeholders,” said Teufel.

As previously announced, current CEO Stephen Griggs will step down effective June 30, 2023 and Richard Barasch, Chairman of the Board, will serve as interim CEO until Mr. Teufel joins the Company. Mr. Barasch will remain Chairman of the Board for AdaptHealth and will provide support through the transition.

About AdaptHealth Corp.

AdaptHealth is a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment (HME), medical supplies, and related services. The Company provides a full suite of medical products and solutions designed to help patients manage chronic conditions in the home, adapt to challenges in their activities of daily living, and thrive. Product and service offerings include (i) sleep therapy equipment, supplies, and related services (including CPAP and bi PAP services) to individuals suffering from obstructive sleep apnea, (ii) medical devices and supplies to patients for the treatment of diabetes (including continuous glucose monitors and insulin pumps), (iii) HME to patients discharged from acute care and other facilities, (iv) oxygen and related chronic therapy services in the home, and (v) other HME devices and supplies on behalf of chronically ill patients with wound care, urological, incontinence, ostomy and nutritional supply needs. The Company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid, and commercial insurance payors, reaching more than 3.9 million patients annually in all 50 states.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding financial and performance metrics, and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of AdaptHealth management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s customers’ preferences, prospects and the competitive conditions prevailing in the healthcare sector. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

AdaptHealth Corp.

Jason Clemens, CFA

Chief Financial Officer

Investor Relations

ICR Westwicke

AdaptHealthIR@westwicke.com